Exhibit 99.1

MEDIVATION URGES STOCKHOLDERS TO REJECT SANOFI’S ATTEMPT

TO REPLACE MEDIVATION BOARD OF DIRECTORS

Proposed Consent Solicitation a Tactic to Facilitate Sanofi’s Substantially Inadequate Proposal

Medivation to Promptly File Consent Revocation Materials

SAN FRANCISCO, CA – May 25, 2016 – Medivation, Inc. (NASDAQ: MDVN) today urged its stockholders to reject Sanofi’s attempt to replace the company’s entire Board of Directors with hand-picked nominees through a proposed consent solicitation, which Medivation believes is a tactic for Sanofi to facilitate its substantially inadequate and opportunistically-timed proposal to acquire Medivation. Medivation expects to promptly file consent revocation materials with the U.S. Securities and Exchange Commission.

On April 29, 2016, the Medivation Board unanimously rejected Sanofi’s unsolicited, non-binding proposal to purchase Medivation for $52.50 per share in cash because it substantially undervalues the company, its leading oncology franchise and its innovative, late-stage pipeline. The Medivation Board reached its conclusion about Sanofi’s proposal based on a thorough analysis of the commercial momentum and outlook of the company’s marketed product, XTANDI®; its excellent pipeline of prospects; its track record of successful drug development; and its history of delivering superior returns to stockholders.

David Hung, M.D., Founder, President and Chief Executive Officer of Medivation, said, “Medivation’s experienced Board of Directors has been instrumental in overseeing a strategy that has created a leading oncology franchise, delivered consistently strong financial performance, and positioned the company for future growth through its innovative late-stage pipeline. Under the leadership of its Board of Directors, Medivation has achieved great success and rewarded its stockholders with extraordinary results, delivering total stockholder returns of more than 1,440% since 2009. In contrast, Sanofi has no duty to act in the best interests of Medivation or its stockholders. Its proposal to replace our existing directors with its own hand-picked nominees is simply a tactical maneuver to facilitate a transaction that will transfer value that rightly belongs to Medivation stockholders to Sanofi.”

Kim Blickenstaff, Chairman of Medivation’s Board of Directors, said, “Sanofi is seeking to take control of our Board in a clear attempt to circumvent objective deliberations over what course of action is in the best interests of all Medivation stockholders. The unattractive economics of Sanofi’s proposal – which the Board has already determined to be substantially inadequate – have not changed. The Medivation Board remains committed to ensuring that our stockholders retain the ability to benefit from the significant value creation potential of our Company.”

Evercore and J.P. Morgan are serving as financial advisors to Medivation, and Wachtell, Lipton, Rosen & Katz and Cooley LLP are acting as legal counsel.

About Medivation, Inc.

Medivation, Inc. is a biopharmaceutical company focused on the development and commercialization of medically innovative therapies to treat serious diseases for which there are limited treatment options. Medivation aims to transform the treatment of these diseases and offer hope to critically ill patients and their families. For more information, please visit us at http://www.medivation.com.

Forward-Looking Statements

Forward-looking statements are made throughout this press release. The forward-looking statements in this press release include, but are not limited to, statements regarding Medivation’s strategy, plans, initiatives and anticipated financial performance, expected clinical and regulatory developments and the potential for XTANDI and Medivation’s pipeline assets and how they will drive growth for Medivation, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may also be identified by words such as “believes,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions. All forward-looking statement are subject to risks and uncertainties which may cause actual results to differ significantly from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic conditions, Medivation’s dependence on its collaboration relationship with Astellas to support the continued commercialization of XTANDI® (enzalutamide) capsules despite increasing competitive, reimbursement and economic challenges; risks that unexpected adverse events could impact sales of XTANDI; the inherent uncertainty associated with the regulatory approval process; and other risks detailed in Medivation’s filings with the Securities and Exchange Commission, or SEC, including its annual report on Form 10-K for the year ended December 31, 2015, which was filed on February 26, 2016, and its latest Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. Medivation disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release.

Additional Information

This press release is neither an offer to buy nor a solicitation of an offer to sell any securities of Medivation. No tender offer for the shares of Medivation has commenced at this time. In connection with its proposed transaction, Sanofi has filed a preliminary consent solicitation statement with the SEC and may file tender offer or other documents with the SEC. Medivation will file a preliminary Consent Revocation Statement with the SEC. Once filed, stockholders will be able to obtain the preliminary Consent Revocation Statement (including any amendments or supplements thereto) and any related materials, free of charge, at the website of the SEC at www.sec.gov, and from any solicitation agent named in the consent revocation materials. Medivation will furnish a definitive Consent Revocation Statement to its stockholders together with a consent revocation card when available. Stockholders may also obtain, at no charge, any such documents filed with or furnished to the SEC by Medivation under the “SEC Filings” tab in the “Investor Relations” section of Medivation’s website at www.medivation.com. Stockholders are advised to read the Consent Revocation Statement (including any amendments or supplements thereto), if and when they become available as well as any other documents relating to any the consent solicitation that are filed with the SEC, carefully and in their entirety prior to making any decisions because these documents will contain important information.

Certain Information Regarding Participants

Medivation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with Sanofi’s consent solicitation. Information regarding the identity of these participants and their direct or indirect interests, by shareholdings or otherwise, will be set forth in the preliminary Consent Revocation Statement to be filed with the SEC in connection with the consent solicitation. Information regarding the names of Medivation’s directors and executive officers and their respective interests in Medivation by security holdings or otherwise is also set forth in Medivation’s proxy statement for the 2016 Annual Meeting of Shareholders, filed with the SEC on April 28, 2016. Additional information can also be found in Medivation’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016 and in Medivation’s latest Quarterly Report on Form 10-Q.

Contacts:

Investors

Medivation, Inc.

Anne Bowdidge, 650-218-6900

or

Media

Sard Verbinnen & Co

Steven Goldberg, 310-201-2040

Ron Low/Meghan Gavigan, 415-618-8750

Michael Henson, +44 (0) 20 3178 8914